                                                                   EXHIBIT 10.46

                         METROPOLITAN LIFE SUPPLEMENTAL

                      AUXILIARY SAVINGS AND INVESTMENT PLAN

                (As Amended and Restated as of December 15, 2003)

                         METROPOLITAN LIFE SUPPLEMENTAL

                      AUXILIARY SAVINGS AND INVESTMENT PLAN

         Metropolitan Life Insurance Company, with respect to its own employees, and Metropolitan Property and Casualty Insurance Company, MetLife Credit Corp., MetLife Funding, Inc., MetLife Group, Inc., MetLife Securities, Inc., MetLife Bank, National Association (limited to employees of the MetLife Bank Division) and Texas Life Insurance Company, for whom all obligations under this Plan for their respective employees are assumed by Metropolitan Life Insurance Company, hereby amends and restates this Plan, effective December 15, 2003.

Article 1 - Purpose of Plan

         The purpose of this Plan is to provide Company matching contributions on behalf of employees and their beneficiaries whose Company matching contributions under the Savings and Investment Plan are reduced or eliminated solely because Section 1.415-2(d)(2) of the Internal Revenue Regulations does not take into account the Company's contribution to a deferred compensation plan to the extent such contributions are not includible in the participant's gross income for the taxable year in which contributed in determining a participant's compensation under the Savings and Investment Plan, for purposes of Section 415(c) of the Code.

Article 2 - Definitions

2.1 "Beneficiary" means one or more persons designated by a Participant or otherwise determined under Section 4.5 to receive that portion of the Participant's vested account balance which has not been distributed as a result of his or her death.

2.2 "Company" means Metropolitan Life Insurance Company, Metropolitan Property and Casualty Insurance Company, MetLife Credit Corp., MetLife Funding, Inc., MetLife Group, Inc., MetLife Securities, Inc., MetLife Bank, National Association (limited to employees of the MetLife Bank Division) and Texas Life Insurance Company.

2.3 "Participant" means any employee of the Company participating in the Savings and Investment Plan who satisfies the requirements of Article 3.

2.4 "Plan" means the Metropolitan Life Supplemental Auxiliary Savings and Investment Plan.

2.5      "Plan Administrator" means Metropolitan Life Insurance Company.

2.6      "Plan Year" means the calendar year.

2.7 "Savings and Investment Plan" means the Savings and Investment Plan for Employees of Metropolitan Life and Participating Affiliates, a qualified 401(k) plan.

2.8 "Termination of Employment" means the voluntary or involuntary severance of the employment relationship between the Participant and the Company or any illness or injury for which the Participant, who has one or more years of continuous service, is receiving disability benefits (including short-term and long-term disability) from the Company's disability plans a continuous period of 24 months.

Article 3 - Participation

         Each participant in the Savings and Investment Plan whose compensation exceeds the limitation of Section 401(a)(17) of the Code and whose Company matching contributions under the Savings and Investment Plan are reduced or eliminated because of the application of Section 1.415-2(d)(2) of the Treasury Regulations shall be a Participant in this Plan.

Article 4 - Vesting and Payment of Benefits

4.1      Company Matching Contributions.

         (a) In General. Except as otherwise provided in subsection (b), for each Plan Year, the Company shall contribute to this Plan, on behalf of each Participant, the amount of Company Matching Contributions that would have been made to the Savings and Investment Plan had the limitation of Section 1.415-2(d)(2) of the Treasury Regulations not applied to such Participant's account under the Savings and Investment Plan.

         (b) Suspension for Savings and Investment Plan Withdrawals. Notwithstanding subsection (a), no Company Matching Contributions shall be made for the six-month period beginning on the first day of the second month following the date that the Participant receives (1) a hardship withdrawal under the provisions of the Savings and Investment Plan or (2) a withdrawal of Company matching contributions under the provisions of the Savings and Investment Plan.

4.2. Vesting of Company Matching Contributions. Company Matching Contributions under this Plan shall vest in accordance with the vesting schedule applicable to Company matching contributions under the Savings and Investment Plan.

4.3. Elections and Tracking of Investment Performance. Subject to the Company's consent, a Participant may make an election with respect to the investment allocation of future Company contributions as well as existing balances. Such allocation shall be pegged to the performance of one or more of the following funds set forth under the Savings and Investment Plan: the Fixed Income Fund, the Equity Fund, the Common Stock Index Fund, the Small Company Stock Fund, the International Equity Fund, the Emerging Markets Equity Fund, the Value Equity Fund and/or the Blended Small Company Stock Fund thereunder. No investment allocation election shall represent an actual investment in any such fund, but shall merely reflect the performance of such fund. Thus, the Participant's account balance under this Plan shall be adjusted for income, gains and losses in the same manner as if such Participant had directed the investment of his or her account balance among one or more of the aforementioned funds under the Savings and Investment Plan. The Participant's ability to change the investment allocation of future contributions and existing balances shall be subject to the same rules and restrictions as apply under the Savings and Investment Plan. If a Participant fails to specify the allocation of contributions to this Plan, then earnings, gains and/or losses on such contributions shall be determined using the returns from the Fixed Income Fund until changed by the Participant or Beneficiary. Notwithstanding the foregoing, it will be within the discretion of the Company whether contributions are actually invested according to each Participant's stated preferences.

4.4.     Participant's Election of Time and Form of Benefit Distributions.

         (a) In General. Except as otherwise provided in this Section, a Participant may elect, subject to the consent of the Company, to receive benefits under this Plan in the form of a single sum, installments or an annuity subject to the same duration, terms and conditions under which such methods of distribution are payable under the Savings and Investment Plan. Such election shall be made on a form prescribed by the Company and shall require the Participant to designate the mode of payment requested and the date on which benefits will commence to be paid. Benefits shall become payable on the date elected by the Participant in the election form which date shall not be earlier than the later of (i) twelve (12) months subsequent to the date on which the Participant files the election form with the Company; and (ii) the day before the date on which the Participant has a Termination of Employment. If the Participant has a Termination of Employment prior to attaining age 70 1/2, and no benefit election form is received from the Participant by April 1st of the calendar year following the calendar year in which the Participant attained age 70 1/2, such Participant will be deemed to have elected to receive his or her account balance in the form of a single sum by April 1st of the calendar year following the calendar year in which he or she attains age 71 1/2, and such amount shall be paid accordingly.

         (b) Cash-out of a Participant's Account Balance. If, as of the date of the Participant's Termination of Employment or such other date which is established by the Plan Administrator and communicated to the affected Participants, a Participant's vested account balance does not exceed $20,000, such Participant's vested account balance will be distributed in a single sum as soon as practicable following his or her death or Termination of Employment, notwithstanding any election that such Participant may have made under subsection (a) regarding the form and time of commencing distribution of his or her vested account balance.

         (c) No In-Service Withdrawals or Loans. Notwithstanding any provision in this Plan to the contrary, no benefits under this Plan will be eligible for any in-service withdrawal by a Participant or any loans to a Participant.

         (d) Distributions after Participant's Death. If, at the time of the Participant's death, benefits had commenced but amounts remained undistributed to such Participant, then benefit payments shall continue to be made to the Participant's Beneficiary (determined in accordance with Section 4.5) in accordance with the method by which benefit payments were being made to the Participant. If, at the time of the Participant's death, benefit payments had not commenced to be made to him or her, then, except as otherwise provided in this Article, the Participant's Beneficiary may elect, subject to the consent of the Company, to receive benefits in the form of a single sum, installments or an annuity subject to the same duration, terms and conditions under which such methods of distribution are payable to beneficiaries under the Savings and Investment Plan. Such election shall be made on a form prescribed by the Company and shall require the Beneficiary to designate the mode of payment requested and the date on which benefits will commence to be paid. Benefits payable in any form shall become payable on the date elected by the Beneficiary in the election form, which date shall not be earlier than twelve (12) months subsequent to the date on which the Beneficiary files the election form with the Plan Administrator, however, the benefit selected must require the entire account balance to be paid to the Beneficiary no later than the December 31 of the year which is the fifth anniversary of the Participant's death. If no such election is made, the attempted election is deemed by the Plan

Administrator to be ineffective, or the Company does not consent to the time or method of distribution elected by the Beneficiary, then the Participant's vested account balance shall be distributed to the Beneficiary in the form of a single sum as soon as practicable.

4.5 Beneficiary. Except as provided below, the Participant's Beneficiary shall be the beneficiary designated by the Participant under the Savings and Investment Plan. However, if the Participant filed a beneficiary designation under this Plan, such designation shall supersede the Participant's beneficiary designation under the Savings and Investment Plan and upon the Participant's death, benefits shall be payable to the primary Beneficiary(ies) designated under this Plan. If there is more than one beneficiary under the Savings and Investment Plan or more than one primary Beneficiary under this Plan and the beneficiary designation does not specify the percentage of the Participant's benefit to be paid to each such Beneficiary, each Beneficiary shall share equally in the benefits under the Plan. If one or more Beneficiaries predecease the Participant, the surviving Beneficiary(ies) shall share equally in the deceased Beneficiary's portion of the Plan benefits. If all primary Beneficiaries predecease the Participant, benefits shall be payable to the contingent Beneficiary(ies) upon the Participant's death. If there is more than one contingent Beneficiary(ies), and the contingent Beneficiary designation does not specify the percentage of the Participant's benefit to be paid to each such Beneficiary, each contingent Beneficiary shall share equally in the benefits under the Plan. If one or more contingent Beneficiaries predecease the Participant, the surviving contingent Beneficiary(ies) shall share equally in the deceased contingent Beneficiary's portion of the Plan benefits. If all contingent Beneficiaries predecease the Participant, or if there is no beneficiary designation in effect on the date of the Participant's death, benefits will be payable to the Participant's surviving spouse or, in the absence of such spouse, to the Participant's estate.

4.6. No Duplication of Benefits. Notwithstanding any provision in this Plan to the contrary, no benefit shall be payable under this Plan with respect to any year in which a Participant defers compensation under the MetLife Deferred Compensation Plan for Officers, or any other plan under which employer matching contributions are made on account of deferred compensation. Except as provided in the preceding sentence, no similar benefit that is paid under this Plan shall be paid under any other deferred compensation plan(s) created by the Company or any of its affiliates, notwithstanding any provision in this Plan to the contrary.

Article 5 - Unfunded Plan

         The Plan is completely unfunded, and payment of benefits is supported only by the general assets of each Company. This Plan is entirely separate from the Savings and Investment Plan and participation in this Plan gives a Participant no right to any funds or assets of the Savings and Investment Plan or of the Company. The fact that contracts or certificates of the Company may be distributed to recipients of benefits under the Savings and Investment Plan in discharge of the Company's obligations thereunder shall in no way entitle a Participant in this Plan to receive any such contract or certificate in discharge of the Company's obligations hereunder.

Article 6 - Nontransferability of Participant's Interest

         No Participant shall have any power or right to transfer, assign, mortgage, commute or otherwise encumber any of the benefits payable hereunder, nor shall such benefits be subject to seizure for the payment of any debts or judgments, or be transferable by operation of law in the event of bankruptcy, insolvency or otherwise.

Article 7 - Effect of Taxes

         In making payments under this Plan, the Company shall withhold any Federal, state or local income or other taxes it determines that it is legally obligated to withhold. In the event the payments received by the Participant result in greater tax burdens (whether income, estate or other tax burdens) than they would if such payments had been able to be received under the Savings and Investment Plan, the Company shall have no obligation to reimburse the Participant for such greater tax burdens.

Article 8 - Administration of the Plan

8.1.     Plan Administrator's Interpretation Binding

         The Plan Administrator is empowered to take all actions it deems appropriate in administering this Plan. In the event of a difference of opinion between a Participant and the Plan Administrator with respect to the meaning or application of the provisions of the Plan, the Plan Administrator's final interpretation shall be set forth in writing to the Participant and shall be binding and conclusive. However, once a Change of Control (as defined in Article
11) has occurred, this Article 8 shall no longer apply to differences of opinion between the Plan Administrator and a Participant regarding the application of
Article 11 of this Plan to a Participant or with regard to any rights or benefits protected under Article 11 of this Plan or otherwise accrued prior to the Change of Control including the vesting thereof.

8.2. Claims and Review Procedure. Claims for benefits and appeals of denied claims under the Plan shall be administered in accordance with Section 503 of ERISA, the regulations thereunder (and any other law that amends, supplements or supersedes said Section of ERISA), and the procedures adopted by the Plan Administrator, or its delegate, as appropriate. The claims procedures referenced above are incorporated herein by reference. The Plan shall provide adequate notice to any claimant whose claim for benefits under the Plan has been denied, setting forth the reasons for such denial, and afford a reasonable opportunity to such claimant for a full and fair review by the Plan Administrator of the decision denying the claim. Benefits will be paid under the Plan only if the Plan Administrator, or its delegate, determines in its discretion that the applicant is entitled to them.

Article 9 - Governing Law

         To the extent not inconsistent with Federal law, the validity of the Plan and its provisions shall be construed according to the laws of the State of New York.

Article 10 - Amendment and Termination of Plan

10.1 Amendment or Termination of the Plan. Except to the extent required by law, the Plan Administrator may amend or terminate this Plan at any time without the consent of any Participant or of any other person. However, any such amendment will not affect adversely the benefit entitlements of:

         (a) Any Participant receiving benefits under the Plan at or prior to the time of such amendment or termination, or

         (b) Any employee who is a participant in the Savings and Investment Plan to the extent of the account balance under this Plan prior to the time of such amendment or termination. However, amendments may be made to all other aspects of this Plan including, but not limited to:

                  (i) amendments impacting the timing under which the Participant's entire account balance is paid, or,

                  (ii) amendments impacting the optional forms of distributions for payment of the Participant's entire account.

         Notwithstanding the above, any amendment or group of amendments made effective on the same date, which would increase or decrease the annual cost of Plan benefits for active Plan Participants and former Plan Participants by ten million dollars or more in the aggregate, as determined in good faith by the Plan Administrator, shall take effect only after the action is authorized or ratified by the Board of Directors of Metropolitan Life Insurance Company.

10.2     Effect of Change of Control. Notwithstanding the provisions of Section
10.1 above, or any other provision of this plan, on or after a Change of Control (as defined in Article 11),

         (a)      amendments can no longer be made to or have any impact upon
                  Article 8, Section 10.2 of Article 10 or Article 11 of this Plan; and

         (b)      Participants who:

                  (i) accrued rights or benefits under this Plan prior to a Change of Control (as defined in Article 11), and,

                  (ii) whose rights or benefits are not vested at the time of the Change of Control cannot have the vesting schedule, applicable on the day prior to the Change of Control, amended with regard to such rights or benefits, and cannot forfeit, or be deprived of, their right to vest in these accrued benefits due to any amendment or termination of this Plan.

Article 11. Change of Control

11.1.  Definitions.

         (a) Change of Control. For the purposes of this Plan, a "Change of Control" shall be deemed to have occurred if:

                           (i) any Person acquires "beneficial ownership" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), directly or indirectly, of securities of the Corporation representing 25% or more of the combined Voting Power of the Corporation's securities;

                           (ii) within any 24-month period, the persons who were directors of the Corporation at the beginning of such period (the "Incumbent Directors") shall cease to constitute at least a majority of the Board of Directors of the Corporation (the "Board") or the board of directors of any successor to the Corporation;

                  provided, however, that any director elected or nominated for election to the Board by a majority of the Incumbent Directors then still in office shall be deemed to be an Incumbent Director for purposes of this Section 11.1(a)(ii);

                           (iii) the stockholders of the Corporation approve a merger, consolidation, share exchange, division, sale or other disposition of all or substantially all of the assets of the Corporation which is consummated (a "Corporate Event"), and immediately following the consummation of which the stockholders of the Corporation immediately prior to such Corporate Event do not hold, directly or indirectly, a majority of the Voting Power of (A) in the case of a merger or consolidation, the surviving or resulting corporation, (B) in the case of a share exchange, the acquiring corporation, or
                  (C) in the case of a division or a sale or other disposition of assets, each surviving, resulting or acquiring corporation which, immediately following the relevant Corporate Event, holds more than 25% of the consolidated assets of the Corporation immediately prior to such Corporate Event; or

                            (iv) any other event occurs which the Board declares to be a Change of Control.

         (b) Corporation. For the purposes of this Article, "Corporation" means MetLife, Inc.

         (c) Person. For purposes of the definition of Change of Control, "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act, as supplemented by Section 13(d)(3) of the Exchange Act, and shall include any group (within the meaning of Rule 13d-5(b) under the Exchange Act); provided, however, that "Person" shall not include (A) the

Corporation or any Affiliate, (B) the MetLife Policyholder Trust (or any person(s) who would otherwise be described herein solely by reason of having the power to control the voting of the shares held by that trust), or (C) any employee benefit plan (including an employee stock ownership plan) sponsored by the Corporation, Company or any Affiliate.

         (d) Voting Power. For purposes of the definition of Change of Control, "Voting Power" shall mean such number of Voting Securities as shall enable the holders thereof to cast all the votes which could be cast in an annual election of directors of a company, and "Voting Securities" shall mean all securities entitling the holders thereof to vote in an annual election of directors of a company.

         (e) Affiliate. For the purposes of this article, an "Affiliate" shall mean any corporation, partnership, limited liability company, trust or other entity which directly, or indirectly through one or more intermediaries, controls, or is controlled by, the Corporation.

         (f)      Cause. For the purposes of this article, "Cause" means either:

                           (i) the Participant's conviction or plea of nolo contendere to a felony, or,

                           (ii) any act or acts of dishonesty or gross misconduct on the Participant's part which results or is intended to result in material damage to the business or reputation of MetLife.

         (g) Good Reason. For the purposes of this article, "Good Reason" means any of:

                           (i) any reduction by the Corporation or an Affiliate in the Participant's base salary rate below the rate in effect immediately before the date of the Change of Control;

                           (ii) any relocation by the Corporation or an Affiliate of the Participant's usual base work location to any other office or location more than 50 miles from the Participant's usual base work location immediately prior to a Change of Control, except for travel reasonably required in the performance of the Participant's responsibilities;

                           (iii)    if the Participant is a party to an
                  Employment Continuation Agreement with the Corporation or an Affiliate, any circumstance or occurrence constituting "Good Reason" under that Employment Continuation Agreement;

                           (iv) the failure of the Corporation or an Affiliate to pay the Employee's base salary or employee benefits as required by law.

         11.2. Vesting and Other Rights on and After a Change of Control Subject to Conditions

In the event that:

         (a) there is a Change of Control as defined in Section 11.1(a) of this Article, and,

         (b) on the date of the Change of Control or on a date before the second anniversary of the Change of Control, a Participant in this Plan:

                           (i) is involuntarily terminated from employment by the Corporation or any Affiliate (other than directly in connection with a transfer of employment to or from the Corporation or any Affiliate) without Cause,

                           (ii) voluntarily terminates employment with the Corporation or any Affiliate for Good Reason,

then the Participant's benefits and rights accrued as of the Change of Control under the Savings and Investment Plan and this Plan, will vest immediately under this Plan, notwithstanding any other provision of the Savings and Investment Plan or this Plan, or any amendment or termination of this Plan taking place on or after a Change of Control.

These account balances will be paid under this Plan according to the ordinary distribution rules of this Plan. The ordinary distribution rules of this Plan are described in Article 4 as it existed immediately prior to the Change of Control.

12/19/03                                    METROPOLITAN LIFE INSURANCE COMPANY
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Date

/s/ Teresa Porochnia                            /s/ James N. Heston
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Witness                                        James N. Heston
                                               Senior Vice President and Plan
                                                    Administrator